Exhibit 10.1

RESTRICTED SHARES AGREEMENT

RESTRICTED SHARES AGREEMENT, dated as of                       , by and between BRT Realty Trust, a Massachusetts business trust, having its principal place of business at 60 Cutter Mill Road, Great Neck, New York  11021 (the “Trust”) and the person named on the signature page of this Agreement (“Holder”).

W I T N E S S E T H

A.                                    The Board of Trustees of the Trust adopted, and the shareholders of the Trust approved, the BRT Realty Trust 2012 Incentive Plan (the “Plan”), a copy of which is made a part hereof;

B.                                    The Holder acknowledges receipt of a copy of the Plan;

C.                                    The Compensation Committee of the Board of Trustees (“Committee”) has approved an award of restricted shares of the Trust’s common shares of beneficial interest, $3.00 par value per share (the “Restricted Shares”) to the Holder, all in accordance with the terms and conditions of the Plan and this Agreement; and

D.                                    Unless otherwise defined herein, the defined terms used in this Agreement shall have the meanings set forth in the Plan.

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the Trust and the Holder hereby agree as follows:

1.                                      Participant.  Holder (a) performs services on behalf of the Trust, either directly or pursuant to a Shared Services Agreement among the Trust, One Liberty Properties, Inc., Gould Investors L.P. and other entities and is deemed an employee of the Trust for all purposes of the Plan and this Agreement, or (b) is a member of the Board of Trustees of the Trust.

2.                                      Award.  Holder is hereby awarded the number of Restricted Shares set forth opposite Holder’s name on the signature page hereof.  A stock certificate representing the Restricted Shares will be issued in the name of the Holder as soon as practicable following the execution of this Agreement by both of the parties hereto.

3.                                      Stock Certificate. The stock certificate representing the Restricted Shares registered in the name of the Holder shall remain in the custody of the Trust and the Holder shall execute, deliver to and deposit with the Trust a stock power, duly endorsed in blank, so as to permit the retransfer to the Trust of the Restricted Shares if the Restricted Shares shall be forfeited or otherwise do not vest in accordance with the Plan and this Agreement.  The certificate representing the Restricted Shares shall bear the following restrictive legends:

“The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the BRT Realty Trust 2012 Incentive Plan and to the terms and conditions of an Agreement entered into between the registered owner of the shares and BRT Realty Trust.”

4.                                      Vesting of Restricted Shares.

(a)                                 Unless the Restricted Shares are forfeited pursuant to this Agreement or the Plan, the Period of Restriction for the Restricted Shares shall terminate upon the earlier of (such date, the “Vesting Date,”) (i) the death, Disability or Retirement of the Holder, (ii)                        and (iii) a Change in Control; provided, however, that notwithstanding anything to the contrary in the Plan, the reincorporation of the Trust into a different jurisdiction and/or into a different form of entity shall not constitute a Change in Control.  On the Vesting Date, (x) the Period of Restriction shall terminate, (y) the Restricted Shares shall vest and be delivered to Holder and (z) Retained Distributions (as defined in Section 5), if any, with respect to the Restricted Shares shall vest and be delivered to Holder.

5.                                      Rights During Restriction Period.  During the Period of Restriction, if the Restricted Shares have not been forfeited, Holder will have the right to vote the Restricted Shares, to receive and retain dividends and distributions paid or distributed on the Restricted Shares by the Trust in the ordinary course of its business as a real estate investment trust and to exercise all other rights, powers and privileges of a holder of the Trust’s Beneficial Shares with respect to the Restricted Shares; except that (a) the Holder will not be entitled to delivery of the stock certificate representing the Restricted Shares until the Vesting Date, (b) the Trust will retain custody of the stock certificate until the Vesting Date, (c) other than regular and special distributions paid by the Trust in the ordinary course of its business as a real estate investment trust, the Trust will retain custody of all distributions made or declared with respect to the Restricted Shares (the “Retained Distributions”) until the Vesting Date, and such Retained Distributions shall not vest or bear interest or be segregated in a separate account, (d) the Holder may not sell, assign, transfer, pledge, encumber or dispose of the Restricted Shares or any Retained Distributions or his or her interest in any of them until the Vesting Date, and (e) a breach of any restrictions, terms or conditions provided herein or in the Plan will cause a forfeiture of the Restricted Shares and any Retained Distributions with respect thereto.

6.                                      Forfeiture.  In the event that the Holder’s relationship with the Trust as a Trustee, officer, employee or consultant (including the relationship of any employee who is employed by an affiliate of the Trust) shall terminate during the Period of Restriction for any reason other than Holder’s death, Disability, Retirement or a Change in Control, then the Holder’s rights to the Restricted Shares and to any Retained Distributions shall be forfeited immediately, the Trust shall transfer the certificate representing the Restricted Shares to the Trust and the Holder shall not have any rights whatsoever (including the right to receive any dividends and voting rights) with respect to the Restricted Shares and the Retained Distributions.

7.                                      Changes in Employment.  If Holder is deemed an employee of the Trust pursuant to Section 1(a) above, the Restricted Shares shall not be affected by any change of Holder’s employment if Holder continues to be an employee of the Trust, its subsidiaries or affiliates.  Nothing contained in the Plan or in this Agreement, and no action of the Trust or the Committee, shall confer or be construed to confer on the Holder any right to continue in the employ of the Trust, its subsidiaries or affiliates.  Nothing contained in the Plan or in this Agreement, and no action of the Trust or Committee, shall interfere in any way with the right of the Trust, its subsidiaries or affiliates to terminate the employment of the Holder at any time, with or without cause, or terminate the relationship of the Trust (or any affiliate) with the Holder at any time, with or without cause.

8.                                      Pledge, Sale Assignment, Etc.  Holder shall not permit the Restricted Shares to be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge shall be deemed void by the Trust, and the Committee may, at its sole discretion cause the Restricted Shares to be forfeited upon such event.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Holder.

9.                                      Share Registration.  The Holder acknowledges that the Restricted Shares have been registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, and that at such time as the Restriction Period has been satisfied or accelerated, the Restricted Shares may not be sold, assigned, transferred, pledged, exchanged, encumbered or disposed of, except pursuant to the Securities Act of 1933 and the rules and regulations thereunder and the rules and regulations of any securities exchange or association on which the Restricted Shares may be listed or quoted.

10.                               Board’s Authority.  The adoption of the Plan by the Trust shall not be construed as creating any limitations on the power of its Board of Trustees to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of stock options and the awarding of stock and cash otherwise then under the Plan and such arrangements may be either generally applicable or applicable only in specific cases.

11.                               Incentive Compensation.  By acceptance of the Restricted Shares and the execution of this Agreement, the Holder agrees that the Restricted Shares are special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Trust or any subsidiary of the Trust.  In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Restricted Shares will not effect the amount of any life insurance, if any, provided by the Trust on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Trust or any subsidiary of the Trust.

12.                               No Segregation.  Neither the Trust nor any subsidiary of the Trust shall be required to segregate any cash or Restricted Shares which may at any time be represented by awards under the Plan and the Plan shall constitute an “unfunded” plan of the Trust.  Neither the Trust nor any subsidiary of the Trust shall by any provisions of the Plan be deemed a trustee of any Restricted Shares or any other property, and the liabilities of the Trust and any subsidiary of the Trust to the Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan and this Agreement and the rights of the Holder or his/her beneficiary under the Plan shall be limited to those of a general creditor of the Trust or the applicable subsidiary of the Trust, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

BRT REALTY TRUST

By:
David W. Kalish
Senior Vice President - Finance

Name of Holder	Number of Restricted Shares Awarded to Holder

Signature of Holder

Holder’s Address

Holder’s Social Security

(14/BRT RESTRICTED STOCK AWARD/FINAL 2014 MASTER RSA)